Exhibit 10.25

SECOND AMENDMENT TO THE

 CHS 401(K) SUPPLEMENTAL SAVINGS PLAN

October 1, 2003

WHEREAS, CHS/Community Health Systems, Inc. (the “Company”) has previously established and currently maintains the CHS 401(k) Supplemental Savings Plan (the “Plan”); and

WHEREAS, the Company desires to further amend the Plan to change the participant contributions based on the participant’s entry date, effective as of October 1, 2003; and

WHEREAS, the Board of Directors of the Company has approved of such amendment;

NOW, THEREFORE, the Plan is hereby amended as follows:

1.             Section 4.B. of the Plan is amended to read as follows:

Participant Contributions to Accounts.  For each Plan Year, each Participant may elect to defer Compensation that would have been received in the Plan Year, but for the deferral election, up to a maximum deferral of 6% of Compensation, less the maximum percentage or other portion of the Participant’s Compensation that could be deferred by the Participant for such Plan Year under the Retirement Plan.  For Participant’s who commence participation in the Plan after the first quarter of a Plan Year and on or after October 1, 2003, the deferral percentage shall be reduced proportionately based on the number of calendar quarters during which the Participant participates in the Plan.

2.             The changes made by this Second Amendment to the Plan shall be effective October 1, 2003.

Effective as of October 1, 2003.

CHS/COMMUNITY HEALTH SYSTEMS, INC.

By:
Title: